Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

Voya Variable Portfolios, Inc., Voya Balanced Portfolio, Inc., Voya Variable Funds, Voya Government Money Market Portfolio, and Voya Intermediate Bond Portfolio

We consent to the use of our report dated February 13, 2020, with respect to the financial statements of Voya Index Plus LargeCap Portfolio, Voya Index Plus MidCap Portfolio, and Voya Index Plus SmallCap Portfolio, each a series of Voya Variable Portfolios, Inc., incorporated herein by reference.

We also consent to the use of our report dated February 26, 2020, with respect to the financial statements of Voya Global High Dividend Low Volatility Portfolio and Voya Small Company Portfolio, each a series of Voya Variable Portfolios, Inc., Voya Balanced Portfolio, a series of Voya Balanced Portfolio, Inc., Voya Growth and Income Portfolio, a series of Voya Variable Funds, Voya Government Money Market Portfolio, a series of Voya Government Money Market Portfolio, and Voya Intermediate Bond Portfolio, a series of Voya Intermediate Bond Portfolio, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

April 26, 2021